Exhibit 21

           Principal Subsidiaries of Global Payment Technologies, Inc.

                                                                Jurisdiction            Percentage Ownership
                  Name of Subsidiary                            Incorporation            by the Registrant
--------------------------------------------------------        -------------            -----------------
Global Payment Technology Holdings (Proprietary) Limited        South Africa                   24.2%

International Payment Systems Pty Ltd.                          South Africa                     30%


Global Payment Technologies Australia Pty. Ltd.                   Australia                      50%

Ecash Management Pty. Ltd.                                        Australia                      35%

Global Payment Technologies (Europe) Limited                   United Kingdom                   100%

Abacus Financial Management Systems Limited                    United Kingdom                    25%

Abacus Financial Management Systems Ltd., USA                   United States                    80%